EXHIBIT 4.1

                        SPECIMEN COMMON STOCK CERTIFICATE

                               COMMON STOCK SHARES

                                CE Software, Inc.
                Incorporated under the laws of the state of Iowa

                                    SPECIMEN

THIS CERTIFIES THAT__________________________________________ is the owner of_______________________________________________ fully paid and non-assessable shares of the Common Stock, $.10 par value per share, of CE Software, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

      Witness the facsimile signature of its duly authorized officer.

Dated: ______________________

                                               _______________________
                                                       President


                                       35